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                            EXHIBIT 11 TO FORM 10-KSB

COMPUTATION OF EARNINGS PER COMMON SHARE AND COMMON SHARE EQUIVALENTS

                                                                  Year Ended December 31,
                                                             --------------------------------
                                                                 2001                2000
                                                             -------------       ------------
BASIC EARNINGS PER SHARE
Weighted average common shares outstanding ..............       19,049,454         18,877,192
                                                             =============       ============
    Basic loss before extraordinary gain ................    $       (0.02)      $      (0.46)
                                                             =============       ============
    Basic loss per share ................................    $       (0.02)      $      (0.40)
                                                             =============       ============

DILUTED EARNINGS PER SHARE
Weighted average common shares outstanding ..............       19,049,454         18,877,192
Shares issuable from assumed conversion of
       Convertible preferred stock ......................               --            259,458
Shares issuable from assumed conversion of
    common share options and warrants ...................        1,017,435            507,459
                                                             -------------       ------------
Weighted average common shares outstanding, as adjusted..       20,066,889         19,644,109
                                                             =============       ============
    Diluted loss before extraordinary gain ..............    $       (0.02)      $      (0.44)
                                                             =============       ============
    Diluted loss per share ..............................    $       (0.02)      $      (0.38)
                                                             =============       ============

EARNINGS FOR BASIC AND DILUTED COMPUTATION
Net loss before extraordinary gain ......................    $    (457,234)      $ (8,660,638)
Extraordinary gain ......................................               --          1,126,034
                                                             -------------       ------------
Net loss to common stockholders (basic and diluted
    earnings per share computation) .....................    $    (457,234)      $ (7,534,604)
                                                             =============       ============

This calculation is submitted in accordance with Regulation S-K; although it is contrary to paragraphs 13 through 16 of the Financial Accounting Standards Board's Statement of Financial Standard No. 128, because it produces an antidilutive result.

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